EXHIBIT 10.20.25



         Fourth Amendment to Intercreditor, Agency and Sharing Agreement
                             dated December 22, 1995
                among the Registrant, NBD Bank, Principal Mutual
                  Life Insurance Company and NBD Bank as Agent

































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                       FOURTH AMENDMENT TO INTERCREDITOR,
                          AGENCY AND SHARING AGREEMENT


         THIS AMENDMENT, dated as of December 22, 1995 (this "Amendment"), among Hurco Companies, Inc. (the "Company"), NBD Bank, a Michigan banking corporation ("NBD"), and Principal Mutual Life Insurance Company, an Iowa corporation ("PML" and, collectively with NBD, the "Lenders"), and NBD as Agent for the Lenders (in such capacity, the "Agent").


                                 R E C I T A L S


         A. The parties hereto have entered into an Intercreditor, Agency and Sharing Agreement dated as of March 24, 1994 (as amended, the "Intercreditor Agreement"), which is in full force and effect.

         B. In connection with amending certain credit facilities described in the Intercreditor Agreement, including entering into a Fourth Amendment to Credit Agreement between the Company and NBD (such amending document and all related documents collectively referred to as the "Amending Documents"), the Company desires to amend the Intercreditor Agreement as herein provided, and the Lenders are willing to so amend the Intercreditor Agreement on the terms and conditions set forth herein.


                                A G R E E M E N T


         Based upon these recitals, the parties agree as follows:

                  1. Amendment. Upon the Company satisfying the conditions set forth in Section 3 (the date that this occurs being called the "effective date"), the Intercreditor Agreement shall be amended as follows:

               2. (a) Section 3.2(b) of the Intercreditor Agreement shall be amended to read as follows:

                  "(b) Next, but only out of the proceeds of the Cash Collateral Account, to pay (i) interest and letter of credit commissions then owed to NBD under or with respect to Authorization Letters of Credit or that portion of any New Facility Loans drawn to reimburse NBD for draws under Authorization Letters of Credit, (ii) the principal balance then owed NBD under the Authorization Note or that portion of any New Facility Loans drawn to reimburse NBD for draws under Authorization Letters of Credit, and (iii) amounts to be deposited in the NBD Cash Collateral Account equal to the face amount of all undrawn Authorization Letters of Credit, any such deposit not being treated as a payment for purposes of the sharing obligations of the Lenders under this Agreement, provided, however, that the sum of all amounts paid under subsections (ii) and (iii) above shall not exceed $2,000,000, and, provided, further, that no amounts shall be paid under this subsection (b) with respect to (A) any Authorization Letter of Credit issued with

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                  an expiry date beyond June 30,  1996,  or whose expiry date is extended beyond June 30, 1996, without the other Lender's prior written consent, and (B) any Authorization Letter of Credit issued following NBD receiving written notice from the other Lender or the Company of, or otherwise becoming aware
                  of,  the  existence  of  an  Event  of  Default,   except  for
                  Authorization Letters of Credit issued following such receipt for which the other Lender has delivered to NBD its waiver of this requirement that those Authorization Letters of Credit be excluded from coverage under this subsection (b) (the Lender may withdraw its waiver as to any Authorization Letters of Credit not yet made by delivering written notice of its withdrawal to NBD)."

                  (b)      The  definition of "Interim  Exposure  Percentage" in
             Section 4.1 is amended to read as follows:

                           "'Interim Exposure  Percentage'"  means, for NBD, the
                  percentage obtained by dividing (a) the sum of the outstanding principal amount of the Amended Term Note, plus the face amount of the IRB L/C, plus the lesser of (i) the aggregate amount of the Borrowing Base as of the last Borrowing Base Certificate, and (ii) the face amount of the Authorization Letters of Credit plus the aggregate amount (not to exceed $27,000,000) of the New Facility Commitment plus the Amended European Facility, all as of the date of calculation, by (b) the sum of the amount calculated under subsection (a) above plus the outstanding principal amount of the Amended PML Notes as of the date of calculation. For PML, the term "Interim Exposure Percentage" means the percentage obtained by dividing the outstanding principal amount of the Amended PML Notes as of the date of calculation by the amount calculated under subsection (b) above."

                  2. Consent of Lenders. Each of the Lenders consents to the other Lender entering into each of the Amending Documents to which it is a party, contingent upon all of the Amending Documents being executed by each party thereto and becoming effective in accordance with their terms. Each of the Lenders and the Company agrees to take all actions necessary or appropriate to enter into or cause their respective affiliates to enter into the Amending Documents to which they are respectively a party.

                  3. Miscellaneous. The terms used but not defined herein shall have the respective meanings ascribed thereto in the Intercreditor Agreement. Except as expressly amended hereby, the Intercreditor Agreement and all other documents issued under or with respect thereto are hereby ratified and confirmed by the Lenders, the Agent, and the Company and shall remain in full force and effect, and the Company hereby acknowledges that it has no defense, offset or counterclaim with respect thereto.

                  4. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.




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                  5. Expenses.  The Company agrees to pay and save the Agent and the Lenders harmless from liability for all costs and expenses of the Lenders and the Agent arising in respect of this Amendment, including the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel to the Agent and NBD, and Sidley & Austin, counsel to PML, in connection with preparing and reviewing this Amendment and any related agreements and documents.

                  6. Governing Law. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such state and without giving effect to the choice law principles of such state.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.


                                          HURCO COMPANIES, INC.


                                          By:/S/ROGER J. WOLF
                                          -------------------
                                                Roger J. Wolf

                                          Its:  Senior Vice President and
                                                Chief Financial Officer




NBD BANK                                   PRINCIPAL MUTUAL LIFE
                                            INSURANCE COMPANY


By: /S/BRUCE E. THOMSON                   By: /S/DONDALD D. BRATTEBO
------------------------                  -------------------------------
    Bruce E. Thomson                      Its:  Second Vice President
    Its: Vice President

                                          And by: /S/JOHN D. CLEAVENGER
                                          -------------------------------
                                          Its: Counsel